Exhibit 23(c)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
James Monroe Bancorp, Inc. and Subsidiary


We hereby consent to the use in this Registration Statement on Form SB-2 (No. 333-38098) of our report, dated February 17, 1999, relating to the financial statements of James Monroe Bancorp, Inc. and Subsidiary (formerly "James Monroe Bank"). We also consent to the reference to our Firm under the caption "Experts" in this Registration Statement and the related prospectus.


/s/ Keller Bruner & Company, LLP


Frederick, Maryland
July 24, 2000